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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Regis Corporation on Form S-3 (Nos. 333-28511, 333-49165, 333-89279, 333-90809, 333-31874 and 333-78793), and Form S-8 (Nos. 33-44867 and
33-89882) of Regis Corporation of our report dated August 22, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 22, 2000, relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Minneapolis, Minnesota
September 26, 2000